NEWS RELEASE                                           FOR RELEASE JULY 31, 2003
                                                       6 a.m. Eastern Time

CONTACTS:

Keith A. Cheesman, Investors, (513) 763-1936
Lori Dorer, Media, (513) 345-1685

            KENDLE INTERNATIONAL REPORTS SECOND QUARTER 2003 RESULTS

CINCINNATI, July 31, 2003 -- Kendle International Inc. (Nasdaq: KNDL), a leading full-service contract research organization, today reported second quarter 2003 financial results.

Net service revenues for the second quarter 2003 were $38.5 million compared to net service revenues of $43.7 million for the second quarter 2002. Net service revenues by geographic region were 67 percent in North America, 30 percent in Europe and 3 percent in the Asia-Pacific region. The top five customers based on net service revenues accounted for 47 percent of net service revenues for the second quarter 2003.

Reimbursable out-of-pocket revenues and expenses were $14.4 million for the second quarter 2003 compared to $14.5 million in the same quarter a year ago.

Income from operations for the second quarter of 2003 was approximately $549,000 or 1 percent of net service revenues. Included in income from operations for the quarter is a $106,000 adjustment to reduce the severance costs related to the workforce reduction charge previously recorded by the Company in the first quarter of 2003. This adjustment is a result of lower than expected severance costs associated with the workforce reduction. In the second quarter of 2003, Kendle made a $1.4 million partial early repayment on its $6 million convertible note. Accordingly, as a result of this partial early debt extinguishment, Kendle recognized a gain of approximately $558,000. As of June 30, 2003, there remains $4 million outstanding under this convertible note. Kendle may continue to repay this convertible note ahead of its originally scheduled maturity. Additionally, during the quarter Kendle determined that its investment in KendleWits, its 50 percent-owned joint venture in the People's Republic of China, was permanently impaired and accordingly recorded a $405,000 non-cash impairment charge to reduce the carrying value of this investment to zero. Including these amounts, income before taxes for the second quarter of 2003 was approximately $536,000. The Company continues to record full valuation reserves for certain net operating losses thereby resulting in tax expense in excess of pre-tax income. As a result, the Company incurred a net loss for the quarter of approximately $423,000 or $0.03 per share. Excluding the charges mentioned above, the net loss for the quarter was approximately $458,000 or $0.04 per share.

"Our second quarter performance is in line with our expectations and we remain optimistic about Kendle's future and the new operational unit structure we are putting in place to better serve our customers over the long term," said Chairman and Chief Executive Officer Dr. Candace Kendle. "To this end, our efforts during the quarter focused on finalizing the five operating units that will make up 'Kendle 2004' and preparing our organization for the transition to this more project-focused approach of serving our customers. These operating units -- which include North America; Europe; Pfizer; Global Medical Affairs, Marketing and Communications; and Global Regulatory Affairs -- are the foundation of Kendle's future. We are excited about this new structure and are confident it will better position Kendle to meet the needs of our customers while making us a more efficient and profitable organization going forward."

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Cash flow from operations for the quarter was a negative $5.1 million with cash and marketable securities totaling $19.9 million and total bank borrowings of $11.3 million as of June 30, 2003. Days sales outstanding in accounts receivable were 54 compared to 59 at June 30, 2002, and capital expenditures for the second quarter 2003 totaled $1.8 million.

New business awards were $33 million for the second quarter 2003. Contract cancellations for the quarter were $12 million. Total business authorizations, which consist of signed backlog and verbally awarded business, totaled $174 million at June 30, 2003, compared to $188 million at June 30, 2002. "Our business development efforts during the quarter were affected by a number of factors, including the slowdown in activity resulting from the completion of the merger of two of our largest customers," said Dr. Kendle. "We believe this decline is temporary and that we will see an increase in activity levels in the future."

Net service revenues for the six months ended June 30, 2003, were $75.7 million compared to net service revenues of $87.6 million for the six months ended June 30, 2002. Net service revenues by geographic region were 69 percent in North America, 28 percent in Europe and 3 percent in the Asia-Pacific region. The top five customers based on net service revenues accounted for 49 percent of net service revenues for the six months ended June 30, 2003.

Reimbursable out-of-pocket revenues and expenses were $25.9 million for the six months ended June 30, 2003, compared to $24.5 million in the same period a year ago.

For the six months ended June 30, 2003, the Company recorded a loss from operations of $969,000, which included a charge of $576,000 in severance and office consolidation costs. As previously noted, the Company also recorded a gain on the partial early extinguishment of debt and an impairment write-down of the remaining carrying value of its investment in KendleWits. Including these amounts, the net loss for the first six months was $2.5 million or $0.20 per share. Excluding these charges, the net loss for the six months was $2.0 million or $0.16 per share.

Capital expenditures for the six months ended June 30, 2003, totaled $3.7 million. Cash flow from operations for the first six months was a negative $4.2 million.

Kendle will host its second quarter 2003 conference call July 31, 2003, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed at WWW.KENDLE.COM. A replay of the Webcast will be available at WWW.KENDLE.COM shortly after the call for on-demand replay through 5 p.m. Eastern Time on August 30, 2003.

ABOUT KENDLE INTERNATIONAL INC.

Kendle International is a global provider of quality clinical research and development services for the pharmaceutical and biotechnology industries. Headquartered in Cincinnati, Ohio, Kendle is among the world's largest publicly held clinical research organizations, with approximately 1,600 associates worldwide. The company has conducted clinical trials or provided regulatory and validation services in 60 countries. Investor kits are available upon request from Kendle International Inc., 1200 Carew Tower, 441 Vine Street, Cincinnati, OH 45202 or from the Company's web site at www.kendle.com.

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Information provided herein, which is not historical information, such as statements about prospective earnings, revenue and earnings growth are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements, including the statements contained herein regarding anticipated trends in the Company's business, are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, the Company's ability to manage growth and to continue to attract and retain qualified personnel, the Company's ability to complete additional acquisitions and to integrate newly acquired businesses, the Company's ability to penetrate new markets, competition and consolidation within the industry, the fixed price nature of contracts or the loss of large contracts, cancellation or delay of contracts, the progress of ongoing contracts, the ability to maintain existing customer relationships or enter into new ones, cost overruns, the Company's sales cycle, the effects of exchange rate fluctuations, and other factors described in the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. No assurance can be given that the Company will be able to realize the net revenues included in backlog and verbal awards. Kendle believes that its aggregate backlog and verbal awards are not necessarily a meaningful indicator of future results. All information in this release is current as of July 31, 2003. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

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                            Kendle International Inc.
                   Condensed Consolidated Statement of Income
                      (In thousands, except per share data)
                                   (Unaudited)


                                                           Three Months Ended                      Six Months Ended
                                                                 June 30,                             June 30,
                                                  ------------------------------------   ----------------------------------
                                                         2003                2002               2003               2002
                                                  -----------------    ---------------   -----------------   --------------
Net service revenues                                       $38,497            $43,694             $75,677          $87,615
Reimbursable out-of-pocket revenues                         14,381             14,500              25,926           24,529
                                                  -----------------    ---------------   -----------------   --------------
Total revenues                                              52,878             58,194             101,603          112,144
                                                  -----------------    ---------------   -----------------   --------------

Costs and expenses:
  Direct costs                                              23,480             26,506              46,169           52,538
  Reimbursable out-of-pocket costs                          14,381             14,500              25,926           24,529
  Selling, general and administrative expenses              12,347             12,428              25,489           24,711
  Depreciation and amortization                              2,227              2,081               4,412            4,055
  Severance and office consolidation costs                    (106)                 -                 576                -
                                                  -----------------    ---------------   -----------------   --------------
  Total costs and expenses                                  52,329             55,515             102,572          105,833
                                                  -----------------    ---------------   -----------------   --------------

Income (loss) from operations                                  549              2,679                (969)           6,311

Other income (expense):
  Interest expense                                            (276)              (281)               (548)            (546)
  Interest income                                               96                148                 199              301
  Other                                                         14                 92                (424)              58
  Investment impairment                                       (405)            (1,938)               (405)          (1,938)
  Gain on debt extinguishment                                  558                  -                 558                -
                                                  -----------------    ---------------   -----------------   --------------

Income (loss) before income taxes                              536                700              (1,589)           4,186

Income taxes                                                   959              1,067                 958            2,436
                                                  -----------------    ---------------   -----------------   --------------


Net income (loss)                                            ($423)             ($367)            ($2,547)          $1,750
                                                  =================    ===============   =================   ==============

Income (loss) per share data:
Basic:
      Net income (loss) per share                           ($0.03)            ($0.03)             ($0.20)           $0.14
                                                  =================    ===============   =================   ==============

      Weighted average shares outstanding                   12,938             12,731              12,908           12,671

Diluted:

      Net income (loss) per share                           ($0.03)            ($0.03)             ($0.20)           $0.13
                                                  =================    ===============   =================   ==============

      Weighted average shares outstanding                   12,938             12,731              12,908           13,455

PRO FORMA:

      Pro forma net income per diluted share:               ($0.04)             $0.12              ($0.16)           $0.28
                                                  =================    ===============   =================   ==============



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                            Kendle International Inc.
                   Reconciliation of GAAP EPS to Pro forma EPS
                                   (Unaudited)


                                                                  Three Months Ended                  Six Months Ended
                                                                      June 30,                            June 30,
                                                         ---------------------------------    ---------------------------------
                                                             2003                2002             2003                 2002
                                                         -------------       -------------    -------------       -------------
GAAP net income (loss) per share                               ($0.03)             ($0.03)          ($0.20)              $0.13

  Employee severance and office consolidation costs             (0.01)                                0.04
  Investment impairment                                          0.03              $ 0.15             0.03              $ 0.15
  Gain on extinguishment of debt                                (0.03)                               (0.03)



                                                         -------------       -------------    -------------       -------------
Pro forma net income (loss) per share                          ($0.04)              $0.12           ($0.16)              $0.28
                                                         =============       =============    =============       =============








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                            Kendle International Inc.
                       Selected Balance Sheet Information
                                 (In thousands)
                                   (Unaudited)


                                         June 30, 2003       December 31, 2002
                                         -------------       -----------------


Cash, cash equivalents and
  marketable securities                       $ 19,930               $ 29,975

Working capital                                 37,806                 41,451

Total assets                                   148,150                155,397

Bank borrowings                                 11,250                 12,750

Shareholders' equity                            93,449                 94,360